Exhibit 99.2

Press Release

Contacts:	Catherine J. Mathis, 212-556-1981; E-mail: mathis@nytimes.com
Paula Schwartz, 212-556-5224; E-mail: schwap@nytimes.com
This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY

REPORTS DECEMBER REVENUES

NEW YORK, Jan. 25, 2005 – The New York Times Company announced today that in December 2004 advertising revenues for the Company’s business units increased 2.2% and total Company revenues increased 1.9% compared with the results for the same month in 2003.

“In January, advertising continues to be challenging and visibility remains limited,” said Janet L. Robinson, president and chief executive officer.  “The New York Times and The Boston Globe have experienced softness in the travel-related advertising categories, particularly hotels, and entertainment advertising, where the holdover from the holiday films has not been as robust as expected.”

Advertising results for December were as follows:

The New York Times Media Group – Advertising revenues for The New York Times Media Group increased 1.1% for December 2004 compared with December 2003, when advertising revenues rose 7.5%.  National advertising revenues decreased as weakness in studio entertainment, technology products and corporate advertising offset strength in books, banking, international fashion and American fashion advertising.  Retail advertising revenues increased due to growth in mass market/chain store and department store advertising.  Classified advertising revenues rose on gains in help-wanted and real estate advertising.

New England Media Group – Advertising revenues for the New England Media Group increased 3.6% for December 2004 compared with December 2003.  National advertising revenues decreased as weakness in telecommunications, studio entertainment and financial services advertising more than offset strength in national automotive and travel advertising.  Retail advertising revenues rose on strong growth in department store, sports/toys and jewelry/watch advertising.  Classified advertising revenues decreased as softness in automotive advertising offset gains in help-wanted and real estate advertising.

Regional Media Group – Advertising revenues for the Regional Media Group grew 4.4% for December 2004 compared with December 2003.  Retail advertising revenues increased due to strength in telecommunications, sports/recreation and department store advertising.  Classified advertising revenues increased as growth in help-wanted and real estate advertising offset softness in automotive advertising.

The Company’s Internet ad revenues, which are included in the figures for the three media groups above, increased 32.2% for December 2004 compared with December 2003 due to strong growth in display advertising and in all classified advertising categories.

Circulation revenues increased 0.9% for December 2004 compared with December 2003.  Circulation revenues increased for The New York Times Media Group but declined at the New England Media Group and the Regional Media Group.

Broadcast Media Group – Advertising revenues for the Broadcast Media Group increased 1.8% for December 2004 compared with December 2003 mainly due to growth in Internet revenue.

The New York Times Company (NYSE: NYT), a leading media company with 2004 revenues of $3.3 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 16 other newspapers, eight network-affiliated television stations, two New York City radio stations and more than 40 Web sites, including NYTimes.com and Boston.com.  For the fourth consecutive year, the Company was ranked No. 1 in the publishing industry in Fortune’s 2004 list of America’s Most Admired Companies.  The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

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THE NEW YORK TIMES COMPANY

2004 TOTAL COMPANY REVENUES (a)

DECEMBER AND FULL YEAR

Total Company Revenues

($ 000’s)

	December			Full Year
	2004	2003	% Change	2004	2003	% Change
Advertising Revenues
News Media
National (b)	$79,434	$81,697	-2.8	$926,305	$911,282	+1.6
Retail (c)	57,222	52,599	+8.8	490,474	471,225	+4.1
Classified (d)	35,380	34,533	+2.5	579,479	562,585	+3.0
Other Ad Revenue (e)	3,890	3,319	+17.2	44,727	36,929	+21.1
Sub-Total	175,925	172,149	+2.2	2,040,985	1,982,021	+3.0
Broadcast Media	11,318	11,118	+1.8	153,659	138,792	+10.7
Total Advertising Revenues	187,242	183,266	+2.2	2,194,644	2,120,814	+3.5

Circulation Revenues	67,503	66,874	+0.9	883,995	885,767	-0.2
Other Revenues (f)	22,609	22,054	+2.5	225,003	220,619	+2.0

Total Company Revenues	$277,355	$272,195	+1.9	$3,303,642	$3,227,200	+2.4

(a) Numbers may not add due to rounding.

(b) Includes all ad revenue from the International Herald Tribune.

(c) Includes all preprint revenues.

(d) Includes legal advertising.

(e) Primarily includes ad revenue from the Regional Media Group’s magazines.

(f) Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

THE NEW YORK TIMES COMPANY

2004 TOTAL COMPANY REVENUES (a)

FOURTH QUARTER

Total Company Revenues

($ 000’s)

	Fourth Quarter
	2004	2003	% Change
Advertising Revenues
News Media
National (b)	$263,706	$267,483	-1.4
Retail (c)	159,679	147,912	+8.0
Classified (d)	135,448	131,695	+2.9
Other Ad Revenue (e)	12,878	10,957	+17.5
Sub-Total	571,711	558,045	+2.4
Broadcast Media	44,190	38,666	+14.3
Total Advertising Revenues	615,901	596,711	+3.2

Circulation Revenues	223,057	223,011	0.0
Other Revenues (f)	64,979	62,560	+3.9

Total Company Revenues	$903,937	$882,282	+2.5

(a) Numbers may not add due to rounding.

(b) Includes all ad revenue from the International Herald Tribune.

(c) Includes all preprint revenues.

(d) Includes legal advertising.

(e) Primarily includes ad revenue from the Regional Media Group’s magazines.

(f) Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

THE NEW YORK TIMES COMPANY

2004 ADVERTISING REVENUES (a)

DECEMBER AND FULL YEAR

Total Company Advertising Revenues

($ 000’s)

	December			Full Year
	2004	2003	% Change	2004	2003	% Change
News Media
New York Times Media Group (b)	$107,564	$106,392	+1.1	$1,209,668	$1,183,780	+2.2
New England Media Group (c)	39,779	38,383	+3.6	481,615	464,472	+3.7
Regional Media Group	28,581	27,374	+4.4	349,702	333,769	+4.8

Sub-Total	175,925	172,149	+2.2	2,040,985	1,982,021	+3.0

Broadcast Media	11,318	11,118	+1.8	153,659	138,792	+10.7

Total Company Ad Revenues	$187,242	$183,266	+2.2	$2,194,644	$2,120,814	+3.5

(a) Numbers may not add due to rounding.

(b) The New York Times, NYTimes.com and the International Herald Tribune.

(c) The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

THE NEW YORK TIMES COMPANY

2004 ADVERTISING REVENUES (a)

FOURTH QUARTER

Total Company Advertising Revenues

($ 000’s)

	Fourth Quarter
	2004	2003	% Change
News Media
New York Times Media Group (b)	$347,684	$340,911	+2.0
New England Media Group (c)	130,814	127,464	+2.6
Regional Media Group	93,213	89,670	+4.0

Sub-Total	571,711	558,045	+2.4

Broadcast Media	44,190	38,666	+14.3

Total Company Ad Revenues	$615,901	$596,711	+3.2

(a) Numbers may not add due to rounding.

(b) The New York Times, NYTimes.com and the International Herald Tribune.

(c) The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

THE NEW YORK TIMES COMPANY

2004 NEWS MEDIA AD REVENUE GROWTH

BY CLASSIFIED CATEGORY

DECEMBER, FOURTH QUARTER AND FULL YEAR

	% Change Dec. ‘04 vs. Dec. ‘03	% Change Q4 ‘04 vs. Q4 ‘03	% Change 2004 vs. 2003

News Media
Help-Wanted	+16.2	+13.3	+10.8
Real Estate	+6.6	+5.8	-0.8
Automotive	-10.1	-6.8	+2.7

THE NEW YORK TIMES COMPANY

2004 PRINT ADVERTISING VOLUME (a)

(Inches in thousands, Preprints in thousands of copies)

DECEMBER AND FULL YEAR

	December			Full Year
	2004	2003	% Change	2004	2003	% Change
National (b)	215.3	228.5	-5.8	2,512.4	2,557.9	-1.8
Retail	616.2	619.8	-0.6	6,541.8	6,609.7	-1.0
Classified	644.4	669.2	-3.7	9,675.5	9,839.9	-1.7
Total ROP	1,475.9	1,517.5	-2.7	18,729.7	19,007.5	-1.5

Part Run/ Zoned	181.8	186.4	-2.4	2,215.6	2,121.0	+4.5
Total	1,657.7	1,703.9	-2.7	20,945.2	21,128.4	-0.9

Preprints	312,245	296,041	+5.5	2,897,241	2,852,021	+1.6

(a) Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit.  Numbers may not add due to rounding.

(b) Includes all ad volume from the International Herald Tribune.

THE NEW YORK TIMES COMPANY

2004 PRINT ADVERTISING VOLUME (a)

(Inches in thousands, Preprints in thousands of copies)

FOURTH QUARTER

	Fourth Quarter
	2004	2003	% Change
National (b)	709.7	750.7	-5.5
Retail	1,886.3	1,878.7	+0.4
Classified	2,310.1	2,390.7	-3.4
Total ROP	4,906.1	5,020.1	-2.3

Part Run/ Zoned	592.9	593.5	-0.1
Total	5,499.0	5,613.6	-2.0

Preprints	887,288	876,942	+1.2

(a) Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit.  Numbers may not add due to rounding.

(b) Includes all ad volume from the International Herald Tribune.